UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-23976	54-1232965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West King Street Strasburg, Virginia	22657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2015, First National Corporation (the “Company”) entered into a Subordinated Loan Agreement (the “Agreement”) with Community Funding CLO, Ltd. (the “Lender”) pursuant to which the Company issued to the Lender a subordinated term note due 2025 in the aggregate principal amount of $5.0 million (the “Note”). The Note bears interest at a fixed rate of 6.75% per annum. The Note is intended to qualify as Tier 2 capital for regulatory capital purposes.

The Note has a maturity date of October 1, 2025. Subject to regulatory approval, the Company may prepay the Note, in part or in full, beginning on October 30, 2020. The Note will be an unsecured, subordinated obligation of the Company and will rank junior in right of payment to the Company’s senior indebtedness and to the Company’s obligations to its general creditors. The Note ranks equally with all other unsecured subordinated debt, except any which by its terms is expressly stated to be subordinated to the Note. The Note ranks senior to all current and future junior subordinated debt obligations, preferred stock and common stock of the Company.

The Note is not convertible into common stock or preferred stock. The Agreement contains customary events of default such as the bankruptcy of the Company and the non-payment of principal or interest when due. The holder of the Note may accelerate the repayment of the Note only in the event of bankruptcy or similar proceedings and not for any other event of default.

The Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to indemnify the Lender against liabilities arising from any breach of representations, warranties and covenants made by the Company under the Agreement or any action instituted against the Lender with respect to the transactions contemplated by the Agreement, subject to certain limitations.

The Company intends to use the proceeds from the issuance of the Note, along with other funds, to redeem all 13,900 of the outstanding shares of its Fixed Rate Perpetual Preferred Stock, Series A, and all 695 of the outstanding shares of its Fixed Rate Perpetual Preferred Stock, Series B. The 14,595 shares of preferred stock were issued pursuant to the TARP Capital Purchase Program.

The foregoing description of the Loan Agreement and the Note are qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1, and the Note, which is included as Exhibit A thereto, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Subordinated Loan Agreement, dated October 30, 2015, between First National Corporation and Community Funding CLO, Ltd.

99.1	Press release, dated November 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION

(Registrant)

Date: November 5, 2015	By:	/s/ M. Shane Bell

M. Shane Bell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subordinated Loan Agreement, dated October 30, 2015, between First National Corporation and Community Funding CLO, Ltd.

99.1	Press release, dated November 3, 2015